Exhibit 99.1

Chairman’s Letter to Cinedigm Shareholders Outlines Stock Repurchase Program, Acquisition of Leading Faith and Family Streaming Properties and the Company’s Future Outlook

LOS ANGELES — (March 2, 2023) — Cinedigm Corp. (“Cinedigm” or the “Company”) (NASDAQ: CIDM), a premier content streaming technology and entertainment company super-serving enthusiast audiences, today released the following comments by Chairman and CEO Chris McGurk:

Dear Fellow Shareholders,

Following a quarter that underscored how our diversified strategy led to very strong top and bottom-line performance, I would like to discuss the stock repurchase program we announced yesterday and share why it is tangible evidence of the confidence that the Board of Directors and I have in the future of the Company.

Cinedigm Stock Repurchase Program

Effective immediately, Cinedigm is implementing a stock repurchase program of up to 10 million shares. Our Board has authorized the Company to repurchase Class A shares from time to time in the open market over the next 12 months at its discretion.

Why are we doing this? Our balance sheet is very strong, with essentially no debt, and our recent upside performance has increased our cash on hand even further from the end of last quarter. This gives us complete confidence that we can execute this significant stock repurchase program without hampering planned operating expenditures, such as key content acquisitions. Most importantly, we believe that purchasing undervalued Cinedigm shares is a superb investment strategy for the Company.

Clearly, macroeconomic and geopolitical factors have severely depressed equity markets across the board, especially for companies of our size and in our sector. Rather than relying solely on quarterly reports and day-to-day announcements about Company activities, this program allows us to directly show you that we are confident in the strategy and goals we have laid out. We are effectively putting our money where our mouth is.

I personally own more than two million shares of Cinedigm stock, so I understand the frustration that all our shareholders are feeling now, particularly given our strong operational and financial performance. With this repurchase program, we are choosing to signal that we fully agree with the analysts who study and follow Cinedigm, and who have targeted our stock price at $2.25-$5.00 per share.

They are correct in doing so, given Cinedigm’s rapid growth, including the creation of dozens of new jobs, as we develop industry-leading new technology and bypass the major studios and streaming "gatekeepers" to provide enthusiast audiences the films and TV programs they cannot find elsewhere.

This plan is also important in relation to our NASDAQ listing minimum price issue. On that matter, I believe there is potential to further extend our cure period.

Content Strategy – Spanning Horror to Faith & Family

This week, we announced the acquisition of two established faith and family media properties, Dove.org and Christian Cinema, from the Giving Company. This is our eighth acquisition in the past two years, and like the others, it emphasizes how Cinedigm's unique content strategy, distribution footprint, and technology capabilities meet the needs of enthusiast audiences.

Among our more than two dozen streaming brands, the Dove Channel is one of our most successful, rapidly growing in a segment of the industry that is estimated to be a $1.5 billion revenue business in North America, with a projected compound growth rate of 20% over the next five years. This past weekend's box office success of “Jesus Revolution” demonstrates the huge opportunity in this important and growing entertainment segment.

Dove.org, best known for the "Dove Seal of Approval" given to thousands of titles over the years, publishes movie reviews, news, podcasts, and movie ratings for films, TV shows, video games, and online content through its website, email newsletters, and social channels to help families make more informed media choices. Alongside Christian Cinema, a leading TVOD service for faith-based films that we will be expanding on the content and distribution side, we have a great opportunity to grow our customer base, add immediately accretive revenue, and gain multiple new avenues for growth across all touchpoints, from theatrical releases to streaming exclusives and more. Dove.org has been our partner on the Dove Channel for years, so it will fit perfectly with the 360-degree approach we are taking with faith & family.

In fact, this approach has been very successful for us in the horror genre, which couldn't be more different, yet has a similarly passionate fan base. We are now well-positioned to compete in two of the hottest genres in Hollywood, as we look to take this winning approach to other genres in which we have a strong presence, including anime, Asian content, and indie film. We will continue to look for other accretive M&A opportunities that support this strategy while we fully leverage our content expertise, our growing 60,000 title library, and our best-in-class proprietary Matchpoint content and streaming technology platform.

Cinedigm’s Future

Over the last few years, we have completely transformed Cinedigm from its original incarnation as a digital cinema technology innovator into a leading, pure-play, independent streaming content and technology company. Not only have we doubled the size of our content and streaming business over the last two years, but we have also attained a scale that puts us on a similar revenue and audience track as Pluto TV and Tubi just a few years before they were acquired by Paramount and FOX, respectively.

But we are not stopping there. Our goal is to build a business that can stand shoulder-to-shoulder with the largest platforms in the industry, but to do so while being profitable. We are fully committed to achieving that goal by the end of this fiscal year, through aggressively streamlining and the successful implementation of the high margin, low incremental-cost business initiatives that we have repeatedly highlighted over the last year: our flagship ad-supported service Cineverse; Cinedigm Ad Solutions; the Cinedigm Podcast Network; and our Matchpoint platform, which we like to call our “Operating System for Streaming.”

Looking to the future, I’d like to emphasize the following points:

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Our key strategic initiatives have been very successful, giving us renewed confidence in achieving our Company goal of more than 50% per year streaming revenue growth and $150 million in annual revenues within 2-4 years while significantly improving our margins to attain sustained profitability.

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The heart of any streaming service is its film and TV library, and we have been focused on building one of the largest and most diverse in the industry. From major theatrical hits and Academy Award winners, to anime, faith & family, and horror favorites, to name a few, we now have close to 60,000 movies and shows under license – with nearly 25,000 added this year alone. As we race to build the biggest, most diverse library in the world on our quest to become “the Spotify of independent film & TV”, we are building both valuable assets and a massive competitive advantage.

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Speaking of competitive advantages, Matchpoint, our streaming OS that powers content management, content preparation, content delivery, programming, video streaming apps, analytics and more, is the ultimate differentiator. It not only powers most of our owned-and-operated streaming services but is also available to third-party partners on a SaaS basis. Like Netflix and Disney Streaming (formerly BAMtech, with the remaining 15% acquired by Disney last year for $900M), Matchpoint gives us a huge competitive, creative and cost-savings advantage within the industry.
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Our focus has been on leveraging the power of content processing at scale, and by utilizing AI and machine learning, Matchpoint automates tasks that previously required a large army of employees to accomplish by hand. For example, this past January, Matchpoint delivered 9,000 titles comprising 50,000 assets into the streaming ecosystem through 100% machine-based automation. For perspective, that is 2.3 times the total number of movies on Netflix or 7.2 times the number of movies on Hulu that we processed in just a single month.
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We think Matchpoint is one of our key “secret weapons” that gives us a big competitive and operating advantage, dramatically reduces costs to achieve profitability and supports a much higher valuation for the Company when fully appreciated and understood. As former customers of high-cost (yet ineffective) technology vendors within the streaming technology ecosystem, we have developed what we consider to be a superior, best-in-class platform on the market today. And now, other key streaming companies that need these technologies (but don’t have a decade to waste building them from scratch) are knocking on our door. Expect more news on this front very soon.

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On the back of Matchpoint, our flagship streaming service, Cineverse, recently launched earlier this fiscal year. Our vision is simple: to build a home to access – whether you buy, rent, stream with ads, or subscribe commercial-free – the 97% of movies and shows not available on the major streamers. Our goal is to have hundreds of thousands of titles over the next 30 months that, like Spotify before us, are expertly hand-curated or easily searched. As of today, we now have over 19,000 titles available on Cineverse. Beyond that, we’re developing a next-generation assistant with encyclopedic knowledge of our library – and film and TV history in general – that, through natural language conversation, can help you find your next favorite content based on mood, theme, daypart, and more. From our partnership with genomic indexing company Katch, to our own proprietary algorithms, we hope to make finding something to watch nearly as fun as the watching itself.

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Beyond Cineverse, Cinedigm continues to be a leader in the free, ad-supported streaming television (FAST) market, one of the fastest growing and most profitable segments of the streaming industry. Having launched our first FAST channel in 2016, we were one of the early pioneers in the segment and have built a portfolio of more than two dozen properties. As this market heats up, companies ranging from Warner Bros. Discovery to Netflix, Microsoft, Google and others are looking to enter the space, and we expect every major media company in the world that generates advertising from cable and broadcast television to be a FAST player within the next couple of years. As FAST eventually becomes the replacement for basic cable, we find ourselves in an enviable and rare strategic position.

Finally, as Cinedigm has completed its transformation to a streaming content and technology business this fiscal year, I’m excited to announce we will be rebranding the company to reflect this momentous turning point for the company. This branding will accentuate our position and narrative for today and the future. Stay tuned for more details on this over the next few months.

In conclusion, I want to thank all our shareholders for their support and patience. Our future continues to look very bright. I look forward to communicating with all of you again soon.

Sincerely,

Chris McGurk

Chairman & CEO

Cinedigm Corp.

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About Cinedigm

For over 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world's largest media, retail, and technology companies. As a leader in the streaming industry, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly scalable Matchpoint® technology platform. For more information, visit www.cinedigm.com.

Cinedigm uses, and will continue to use, its website, press releases, SEC filings, and various social media channels, including Twitter, LinkedIn, Facebook, StockTwits and the Company website as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases, SEC filings, and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases, SEC filings and on the social media channels identified above, as such information could be deemed to be material information.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cinedigm, its technology, economic and market factors, and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance, and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Press Contact:

The Lippin Group for Cinedigm

cinedigm@lippingroup.com

Investor Relations Contact:
Julie Milstead
Executive Director Investor Relations

investorrelations@cinedigm.com